UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2008

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2008, the Board of Directors of Textron Inc. (the “Company”) approved amended and restated by-laws (the “Amended By-Laws”) of the Company, to be effective immediately.  The Amended By-Laws were adopted to (i) revise provisions regarding advance notice of stockholder nominations and other business, in light of recent developments under Delaware case law, to assure that stockholders and the Company have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, (ii) clarify that subsequent amendments to the indemnification provisions cannot eliminate vested rights and make certain other changes to these provisions consistent with prevailing practices and (iii) make certain other technical and conforming changes.

Specifically, the substantive changes included in the Amended By-Laws are as follows:

•	Consolidating the advance notice provisions applicable to director nominations (which were in Section 3.03) and other business (which were in Section 2.02) into one section (Section 2.04);

•	More clearly defining the required processes for stockholders to notify the Company of their intention to propose director nominations or other business for consideration at a stockholders’ meeting;

•	Clarifying that the advance notice by-law process is separate from the Rule 14a-8 stockholder proposal process under the federal proxy rules;

•	Lengthening the advance notice period from between 90 and 120 days before the anniversary of the preceding year’s annual meeting to between 90 and 150 days;

•	Requiring disclosure of all ownership interests, including derivatives, of a stockholder who intends to propose director nominations or other business;

•
Clarifying that rights to indemnification and advancement of expenses vest when an individual becomes a director, officer or employee and that subsequent amendments to the indemnification provisions of the Amended By-Laws will not apply retroactively to eliminate any such rights;

•	Providing that management, rather than the Board of Directors, can determine when advancement of expenses for employees is not appropriate;

•
Providing that directors, officers and employees of the Company will have the right to be indemnified for expenses incurred as a result of lawsuits initiated by them only if the lawsuit was authorized by the Board of Directors or brought to enforce rights to indemnification or advancement; and

•
Providing for mandatory indemnification of a director, officer or employee in the event that such individual succeeds in an action against the Company brought to enforce such individual’s indemnification or advancement rights.

As a result of the Amended By-Laws, a stockholder may now submit notice of director nominations and other business for the 2009 annual meeting of the stockholders of the Company earlier than was stated in the Company’s 2008 Proxy Statement.  Any stockholder who intends to nominate a director candidate or present other business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934) at the 2009 annual meeting must deliver a notice to the principal executive offices of the Company.  Such notice must be received not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, subject to limited exceptions if the annual meeting is more than 30 days before or more than 60 days after such anniversary.  Based on the Company’s 2008 annual meeting date of April 23, 2008, such notice must be received by the Company no earlier than the close of business on November 24, 2008 and no later than the close of business on January 23, 2009, for the 2009 annual meeting.  Such notice must comply with the applicable requirements of the Amended By-Laws attached hereto as Exhibit 3.1.

Stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by Textron on or before the close of business on November 12, 2008 in order to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 annual meeting of stockholders.

The preceding description is qualified in its entirely by reference to the Amended By-Laws of the Company which are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                Description

3.1                                Amended and Restated By-Laws of Textron Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: September 26, 2008	By:	/s/ Frederick K. Butler
Frederick K. Butler, Vice President—Business Ethics and Corporate Secretary